UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

August 17, 2005

Terra Nostra Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0873500

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

1000 – 1166 Alberni Street, Vancouver, BC

V6E 3Z3

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (604) 694-1110

 (Former name or former address, if changed since last report)

 Item 2.01 Completion of Acquisition or Disposition of Assets

On August 17, 2005, Terra Nostra Resources Corp. (“TNR”) reported all requirements as having being fulfilled under two Joint Venture Agreements with Shandong Jinpeng Copper Co. Ltd. (“SJCC”), leading to the completion of the acquisition of 51% of two Sino-Foreign Joint Venture Companies (together the “Joint Ventures”), named Shandong Terra-Nostra Jinpeng Metallurgical Co Ltd. (“STJMC”) and Shandong Quanxin Stainless Steel Co. (“SQSSC”).   The Agreement with SJCC was subsequently amended on October 17, 2005.

With respect to SQSSC, at that time, it was not possible for TNR to file the required audited financial statements of SQSSC or the pro forma financial statements showing the effect of the acquisition. TNR is now filing this amended Form 8-K for the purpose of filing the audited financial statements of SQSSC for fiscal years ended May 31 2004 and 2005, the accompanying pro forma financial statements of TNR showing the effects of the acquisition of SQSSC, along with the required management prepared financial statements for the three months ended August 31 2004 and 2005.

Item 9.01 Financial Statements and Exhibits

Listed below are the financial statements and pro forma financial information filed as a part of this report:

(a) Financial statements of business acquired.

Audited financial statements of SQSSC for fiscal years ended May 31 2004 and 2005, and unaudited financial statements for the three months ended August 31 2004 and 2005.

(b) Pro forma financial information.

Pro forma financial information of TNR showing the effects of the acquisition of SQSSC, for fiscal years ended May 31 2005 and 2004, and for the three months ended August 31 2005 and 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Vancouver, BC, Canada, this 20th day of January, 2006.

TERRA NOSTRA RESOURCES CORP.

By:       /s/ Donald C. Nicholson

Name:  Donald C. Nicholson

Title:    Secretary

2

TERRA NOSTRA RESOURCES CORP. AND SUBSIDIARY

(A Development Stage Company)

FINANCIAL REPORTS

AT

MAY 31, 2005 and 2004 (Audited) and

AUGUST 31, 2005 and 2004 (Unaudited)

3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

  and Shareholders of

Terra Nostra Resources Corp. and Subsidiary

We have audited the accompanying consolidated balance sheets of Terra Nostra Resources Corp. and Subsidiary as of May 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ ROTENBERG & CO. LLP

Rotenberg & Co., LLP

Rochester, New York

October 17, 2005

Terra Nostra Resources Corp. and Subsidiary

(A Development Stage Company)

Consolidated Balance Sheets

As at May 31, 2005 and 2004 (Audited) and

August 31, 2005 and 2004 (Unaudited)

(US$)	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004
Current Assets
Cash	122,552	90,633	129,660	129,053
Cash - Restricted	4,926,735	3,624,690	3,856,289	5,799,496
Other Receivables, Net	4,910,629	1,857,419	9,154,592	1,946,345
Other Receivables - Related Party	23,579,287	6,697,647	14,775,562	12,034,517
Prepaid Expenses	18,004	62,525	7,839,286	153,365
Total Current Assets	33,557,207	12,332,914	35,755,389	20,062,776

Long-Term Assets
PP&E	1,927,382	1,662,097	2,278,410	1,664,027
Less Accumulated Depreciation	(154,420)	(39,692)	(250,261)	(78,529)
Construction Materials	57,056	46,399	60,746	44,635
Construction in Progress	58,880,411	50,309,033	65,971,781	51,501,739
Land Use Rights	4,563,792	4,560,088	4,591,460	4,537,057
Total Long-Term Assets	65,274,221	56,537,925	72,652,136	57,668,929

Other Assets
Deferred and Other Assets	394,163	684,983	285,000	380,781
Total Deferred and Other Assets	394,163	684,983	285,000	380,781

Total Assets	99,225,591	69,555,822	108,692,525	78,112,486

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	239,742	544,403	348,322	332,101
Bank Loans, Short Term	10,559,892	3,624,676	10,775,357	6,041,128
Notes Payable, Other	7,188,942	3,624,676	6,164,392	5,437,015
Land Use Rights Payable	590,291	590,291	602,335	590,291
Construction Costs Payable	3,748,328	3,526,516	3,645,856	3,759,743
Tax Payable	-	-	-	-
Other Liabilities	1,999,286	1,738,442	4,879,344	2,604,784
Other Liabilities - Related Party	61,669,928	54,640,416	71,672,245	45,201,225
Total Current Liabilities	85,996,409	68,289,420	98,087,851	63,966,287

Land Use Rights Payable	2,105,000	2,105,000	2,105,000	2,105,000
Total Long Term Liabilities	2,105,000	2,105,000	2,105,000	2,105,000
Minority Interest	5,438,460	(485,545)	5,101,627	5,874,239

Shareholders' Equity
Class A Common Stock – Par Value at $0.001 Per Share	40,146	30,759	40,230	30,759
Paid In Capital	18,382,720	9,618,574	18,547,636	16,405,346
Accumulated Other Comprehensive Income	-	-	148,884	-
Deficit Accumulated During the Development Stage	(12,737,144)	(10,002,386)	(15,338,703)	(10,269,146)
Total Shareholders' Equity	5,685,722	(353,053)	3,398,047	6,166,960

Total Liabilities and Shareholders' Equity	99,225,591	69,555,822	108,692,525	78,112,486

The accompanying notes are an integral part of these financial statements

Terra Nostra Resources Corp. and Subsidiary

(A Development Stage Company)

Consolidated Statements of Operations for the Years Ended May 31, 2005 and 2004 (Audited)

and Quarters ended August 31, 2005 and 2004 (Unaudited)

(US$)	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004	From Dec 23, 2002 (inception) to Aug 31, 2005

Revenues	$ -	$ -	$ -	$ -	$ -

Cost of Sales	$ -	$ -	$ -	$ -	$ -

Gross Profit	$ -	$ -	$ -	$ -	$ -

Expenses:
General and Administrative - North America	$ 1,603,793	$ 9,400,234	$ 2,098,725	$ 99,354	$ 13,199,541
General and Administrative - China	1,238,238	717,505	428,796	266,378	2,575,303
Depreciation and Amortization	$ 209,814	$ 82,639	$ 121,223	$ 61,868	$ 413,676

Total Expenses	$ 3,051,845	$ 10,200,378	$ 2,648,744	$ 427,600	$ 16,188,520

Operating Income / (Loss)	$ (3,051,845)	$ (10,200,378)	$ (2,648,744)	$ (427,600)	$ (16,188,520)

Interest expense	$ 769,527	$ -	$ 432,693	$ -	$ 1,202,220

Income / (Loss) before Income Taxes	$ (3,821,372)	$ (10,200,378)	$ (3,081,437)	$ (427,600)	$ (17,390,740)

Provision for Income Taxes	$ -	$ -	$ -	$ -	$ -

Net Income / (Loss) Before Minority Interest	$ (3,821,372)	$ (10,200,378)	$ (3,081,437)	$ (427,600)	$ (17,390,740)

Minority Interest	$ 1,086,614	$ 392,071	$ 479,878	$ 160,841	$ 2,052,037

Net Income / (Loss) attributable to Shareholders	$ (2,734,758)	$ (9,808,307)	$ (2,601,559)	$ (266,759)	$ (15,338,703)
Other Comprehensive Income:
Foreign Currency Translation Adjustment	--	--	291,929	--	291,929
Minority Interest’s Share	--	--	(143,045)	--	(143,045)
Comprehensive Income	$ (2,734,758)	$ (9,808,307)	$ (2,452,675)	$ (266,759)	$(15,189,819)
Net Income / (Loss) Per Share - weighted avg.	$ (0.090)	$ (0.311)	$ (0.065)	$ (0.009)	$ (0.508)
Net Income / (Loss) Per Share - fully diluted	$ (0.089)	$ (0.299)	$ (0.064)	$ (0.008)	$ (0.499)

Weighted Average Number of Shares	30,358,253	31,510,724	40,221,948	30,774,633	30,215,267
Fully Diluted Number of Shares	30,861,099	32,797,236	40,724,794	32,061,145	30,718,113

The accompanying notes are an integral part of these financial statements

Terra Nostra Resources Corp. and Subsidiary

(A Development Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity

	Common Stock Shares	Par Value Common Stock	Consolidated - Additional Paid in Capital	Consolidated - Accumulated Other Comp. Income	Consolidated - Accumulated Deficit	Stockholders Equity $
Balance at December 31, 2000	981	1	22,569	0	(54,537)	(31,967)
Issue of Common Stock	19	0	250			250
Net (loss) – year 2001					(1,190)	(1,190)
Balance at December 31, 2001	1,000	1	22,819	0	(55,727)	(32,907)
Forward split at 7500:1	7,500,000	7,500	(7,500)			0
Issue of Common Stock	7,027,900	7,028	110,862			117,890
Proceeds due from the issue of Common Stock			(14,764)			(14,764)
Stock issued to acquire oil & gas leases	40,000	40	9,960			10,000
Loss for the year					(227,580)	(227,580)
Reverse shareholders' balance from inception			(283,307)		283,307	0
Balance at December 31, 2002	14,568,900	14,569	(161,930)	0	0	(147,361)
Issue of Common Stock for CCIP	15,000,000	15,000	8,985,000			9,000,000
Reduction in proceeds due from the issue of Common Stock			14,764			14,764
Cancellation of stock issued to acquire oil & gas leases	(40,000)	(40)	(9,960)			(10,000)
Issue of Common Stock for Biointegra	86,571	87	34,541			34,628
Stock issuances to settle debt	643,256	643	256,659			257,302
Issue of Common Stock	500,000	500	499,500			500,000
TNR (Loss) to May 31, 2004					(9,497,023)	(9,497,023)
SQSS (Loss) to May 31, 2004 at 51%					(505,363)	(505,363)
Balance at May 31, 2004	30,758,727	30,759	9,618,574	0	(10,002,386)	(353,053)
SQSS paid in capital by Sino partner			3,065,422			3,065,422
SQSS paid in capital by Sino partner			3,721,350			3,721,350
TNR (Loss) to August 31, 2004					(99,354)	(99,354)
SQSS (Loss) at 51%					(167,406)	(167,406)
Balance at August 31, 2004	30,758,727	30,759	16,405,346	0	(10,269,146)	6,166,959
Cancellation of stock issuances (Sep)	-		(250,000)			(250,000)
Issue of Common Stock (Sep)	63,622	64	19,022			19,086
Stock Rollback, 10:1, January 20, 2005	(27,740,095)	(27,740)	27,740			0
Stock issuances to settle debt	1,700,000	1,700	1,578,398			1,580,098
Stock issuances per RTO Acquisition Agreement	35,000,000	35,000	0			35,000
Issue of common stock for P.P. through Mar 31, 05	291,833	292	875,207			875,499
Issue of common stock for P.P. through May 31, 05	72,361	72	217,012			217,084
SQSS investment by TNR at 51%			509,994			509,994
Elimination of TNR investment			(1,000,000)			(1,000,000)
SQSS (Loss) at 51%					(963,559)	(963,559)
TNR (Loss) to May 31, 2005					(1,504,439)	(1,504,439)
Balance at May 31, 2005	40,146,448	40,146	18,382,720	0	(12,737,144)	5,685,722
Issue of common stock for private placement	84,000	84	164,916			165,000
SQSS Foreign exchange translation difference at 51%				148,884		148,884
SQSS (Loss)at 51%					(499,466)	(499,466)
TNR (Loss) to Aug 31, 2005			0		(2,102,093)	(2,102,093)
Balance at Aug 31, 2005	40,230,448	40,230	18,547,636	148,884	(15,338,703)	3,398,047

The accompanying notes are an integral part of these financial statements

Terra Nostra Resources Corp. and Subsidiary

(A Development Stage Company)

Consolidated Statements of Cash Flows

For The Years Ended May 31, 2005 and 2004 and Quarters Ended Aug 31, 2005 and 2004

(US$)	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004	From Dec 23, 2002 (inception) to Aug 31, 2005
Net Income (Loss) attributable to Shareholder	(2,734,758)	(9,808,307)	(2,601,559)	(266,759)	(15,338,703)

Adj. to Reconcile Net Income to Net
Cash from Operating Activities:
Depreciation	114,728	36,578	95,840	38,837	250,260
Amortization	95,086	46,061	25,382	23,031	166,529
Minority Interest	(1,086,614)	(392,071)	(479,878)	(160,841)	(2,052,038)

Changes in Assets and Liabilities:
Other Receivables	(3,053,209)	(1,794,756)	(4,243,963)	(88,927)	(9,145,073)
Other Receivables - Related Party	(16,881,640)	(6,697,647)	8,803,725	(5,336,869)	(14,775,562)
Prepaid Expenses	44,521	(57,966)	(7,821,282)	(90,840)	(7,838,093)
Accounts Payable	(304,661)	291,192	108,580	(212,302)	196,924
Notes Payable	3,564,265	3,600,235	(1,024,550)	1,812,339	6,139,950
Other Liabilities	260,844	2,318,701	2,880,058	866,342	5,527,793
Other Liabilities - Related Party	7,029,512	47,649,070	10,002,317	(9,439,191)	71,671,242
Net Cash Flows from Operating Activities	(12,951,926)	35,191,090	5,744,670	(12,855,180)	34,803,230

Cash Flows from Investing Activities:
Acquisition of Property, Plant and Equipment	(265,285)	(1,632,833)	(351,028)	(1,930)	(4,096,443)
Construction Materials	(10,657)	(46,399)	(3,690)	1,764	(60,746)
Construction in Progress	(8,349,566)	(42,020,912)	(7,193,841)	(959,479)	(62,355,188)
Investment in Intangible Assets	(98,790)	(672,282)	(41,006)	-	(824,122)
Deferred Assets	290,820	8,348,211	109,163	304,202	8,748,194
Net Cash Flows from Investing Activities	(8,433,478)	(36,024,215)	(7,480,402)	(655,443)	(58,588,305)

Cash Flows from Financing Activities:
Proceeds from Borrowings	6,935,216	3,624,677	215,465	2,416,452	10,775,358
Cash Pledged to Bank	(1,302,045)	(3,624,690)	1,070,446	(2,174,806)	(3,856,289)
Capital Contributions	15,784,152	781,930	165,000	13,307,397	16,701,082
Net Cash Flows from Financing Activities	21,417,323	781,917	1,450,911	13,549,043	23,620,151

Effect on Change of Exchange Rate	-	-	291,929	-	291,929
Net Increase (Decrease) in Cash	31,919	(51,208)	7,108	38,420	127,005
Cash - Beginning of Period	90,633	141,841	122,552	90,633	2,655

Cash - End of Period	122,552	90,633	129,660	129,053	129,660
SUPPLEMENTARY CASH FLOWS DISCLOSURE
Cash Paid For:
Interest	431,283	33,209	278,046	82,529	742,538
Income Tax	--	--	--	--	--
SUPPLEMENTARY DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchasing Construction by Liabilities	221,812	3,526,516	(102,472)	233,227	--
Purchasing Land Use Rights by Liabilities	--	--	12,044	--	--

The accompanying notes are an integral part of these financial statements

Pro-forma Consolidated Statements of Terra Nostra Resources Corp. and Subsidiary

Notes to Consolidated Financial Statements May 31, 2005 and 2004 and August 31, 2005 and 2004

1. RECAPITALIZATION TRANSACTION

TNRO is a development stage company that devotes most of its activities to raising capital, building production facilities, acquiring operating assets, and training personnel. On January 2nd 2005, Shandong Quanxin Stainless Steel Co. Ltd. (“SQSS”) was formed under a Sino-Foreign Joint Venture Contract, whereby Terra Nostra Resources Corp. (“TNRO”), with a total capital contribution commitment of US$13,566,000, inclusive of an initial capital contribution, became a 51% foreign owner and Shandong Jinpeng Copper Co., Ltd. (“SJCC”) became a 49% Sino owner. Under the laws of the People’s Republic of China on Joint Ventures Using Chinese and Foreign Investment, SJCC agreed to contribute certain fixed assets utilized in the production of stainless steel, including equipment, buildings, production lines, property use and other fixed assets to the joint venture company in exchange for its 49% ownership of the joint venture company. “Company” refers to the Pro-forma Consolidation of TNRO and SQSS.

Under the terms of an agreement between TNRO’s predecessor (“Shell”), a Nevada Corporation listed on the OTC/BB and RTO Investments Ltd. (“RTO”), the Shell had an obligation to complete a reverse split and issue 1.7 million shares to settle a majority of the outstanding claims of creditors. The 1.7 million shares were issued and there were a total of 35 million shares to RTO. As part of this transaction, TNRO agreed to pay a finders fee of 1,458,600 shares as well as other moneys while Shell completed a divestiture, and cleared other outstanding debts pursuant to the agreement. The reverse merger was consummated in April, 2005.

The reverse merger transaction has been accounted for as a recapitalization of SQSS whereby the historical financial statements and operations of SQSS become the historical financial statements of TNRO with no adjustment to the carrying value of the assets and liabilities. The accompanying financial statements reflect the recapitalization of the shareholders equity as if the transaction occurred as of the beginning of the first period presented.

2. ORGANIZATION AND PRINCIPAL ACTIVITIES

On September 23, 2005, TNRO announced that SQSS was prepared to commence trial production of the casting mill sometime in October, 2005. The electric-arc furnaces were installed and the installation of the continuous casting line was nearing completion at the time of the announcement. Testing of the furnaces as well as the piping networks, oxygen generation, and power management is ready to be initiated but not yet underway pending build-up of scrap metal stock and other raw materials. For the rolling mill, the major pieces of equipment for the first rolling line have been delivered and installed.

The integrated stainless steel plant, operating out of Zibo City, employs electric-arc furnaces in its casting mill designed with initial production capacity of 180,000 MT. The downstream rolling mill is to be phased in over the next two years having a design capacity comprising 60,000 MT of stainless steel strip, 30,000 MT of stainless steel welded tube, and 90,000 MT of stainless steel rod.

The Company is subject to the consideration and risks of operating in the People’s Republic of China (“PRC”). These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC. The economy of the PRC differs significantly from the economies of the western industrialized nations in such respects as structure, level of development, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. The PRC government encourages substantial private economic activities, but this was not the case prior to the early 1990’s.

The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation, for example, have restrained economic expansion in the recent past across several industrial sectors. Similar and continued actions by the PRC government in the future could have a significant adverse effect on economic condition in PRC.

The PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic. There have been many laws and regulations promulgated in recent years dealing with economic matters in general and foreign investment in particular.

The PRC government has been pursuing economic reforms since it first adopted its open-door policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership or the political, economic or social conditions in the PRC. There is also no assurance that SQSS will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

The Company’s financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and, once operations commence, accounts receivable would be similarly exposed. Cash and cash equivalents are maintained with major banks in the PRC. The Company’s target customers are primarily located in the PRC; The Company will periodically perform credit analysis and monitor the financial condition of its customers to minimize credit risk.

Any devaluation of the Renminbi (“RMB”) verses the US dollar may adversely affect the Company’s financial performance and asset values when measured in terms of the US dollar. Such devaluation could have a material adverse affect on the Company’s earnings expressed in US dollars. The Company does not hedge its foreign exchange exposure.

3. BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of the Company for all periods presented. All material inter-company accounts and transaction have been eliminated.

4. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

A. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and any other highly liquid investments purchased with an original maturity of three months or less. The carrying amounts approximate fair value because of the short-term maturity of those instruments. A portion of the Company’s cash is restricted cash, which has been pledged to its bank to secure notes payable. This restricted cash is not as liquid as other cash, and has accordingly been given a separate sub-classification in the attached financial statements.

B. ACCOUNTS RECEIVABLE

In order to determine the fair value of The Company’s accounts receivable, the Company will record a provision for doubtful accounts to cover estimated credit losses. Management will review and adjust this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable. The Company’s policy is to evaluate the credit risk of its customers utilizing historical data and estimates of future performance. The Company’s subsidiary, SQSS, had not commenced production and sales on or before August 31, 2005 and accounts receivable balances were zero as at the reporting balance sheet dates.

C. OTHER RECEIVABLES

The Company is recording advances to suppliers of goods and services as other receivables, and these amounts will be reduced as services are rendered, supplies/equipment conveyed, or advances repaid.  In order to determine the fair value of the Company’s other receivables, Company records a provision for doubtful accounts to cover estimated credit losses.  Management will review and adjust this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding other receivables.

D. INVENTORY

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company will evaluate the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed moving-average cost if it exceeds the net realizable value. At the reporting balance sheet dates, there were no inventories held by the Company.

E. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The estimated useful lives are as follows:

Asset:	Estimated Useful Life:
Buildings	30 years
Plant and machinery	5 - 15 years
Motor vehicles	5 years
Office equipment and furnishings	5 years

When assets are retired or disposed of, the costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statement of operations in the year of disposition.

F. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans, notes payable, approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.

G. CONSTRUCTION IN PROGRESS

Construction in progress represents buildings, machinery and other long-term assets under construction or installation, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of purchase, construction and installation. Construction in progress is reclassified to the appropriate category of long-term assets when completed and ready for use. Management is of the opinion that no impairment loss is considered necessary at either year-end or the three month periods ending August 31st, 2005 and 2004.

H. DEFERRED ASSETS

Deferred assets are payments that will be assigned as expenses in a later period, but that are paid in advance and temporarily set up as assets on the balance sheet. There were no deferred assets at the subsidiary level at the reporting dates.

I. RELATED PARTIES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial or operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

J. IMPAIRMENT OF LONG-TERM ASSETS

In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company’s policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate or if the expected future non-discounted cash flows of the business was determined to be less than the carrying value of the assets. If impairment is deemed to exist, the assets will be written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. As of May 31, 2005, and Aug 31, 2005, management expects its long-lived assets to be fully recoverable.

K. FOREIGN CURRENCY TRANSLATION

The Company maintains its books and accounting records in Renminbi ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB to United States dollars ("US$") has been made at the following exchange rates for the respective years and quarters:

May 31, 2005: Balance Sheet - RMB 8.27660 to US$ 1
May 31, 2004: Balance Sheet - RMB 8.27660 to US$ 1
Aug 31, 2005: Balance Sheet - RMB 8.11110 to US$ 1
Aug 31, 2004: Balance Sheet - RMB 8.27660 to US$ 1

Foreign currency transactions in RMB are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at the balance sheet date. Non-monetary transactions are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses, if any, are included in the determination of net income for the period.

In translating the financial statements of the Company from its functional currency into its reporting currency in US$, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments, if any, resulting from the translation are included in Accumulated Other Comprehensive Income/Loss in stockholder's equity.

The RMB is not readily convertible into United States dollars or other foreign currencies. No representation is made that the RMB amounts could have been or could be converted into United States dollars or any other currency at that rate or any other rate.  The foreign exchange rate between the United States dollar and the RMB has been stable at approximately 1RMB to US$ 0.1205 for the last few years, until July 21, 2005, when the People's Bank of China (“PBOC”) announced two changes in the RMB exchange rate regime, both effective on that date.  First, the central parity rate against the U.S. dollar has been changed to RMB 8.11=US$1 (i.e., an immediate 2% revaluation from the previous rate of around RMB 8.278=US$1), and going forward, the RMB will follow a basket of currencies (including the U.S. dollar, the euro, the yen and other major currencies) rather than exclusively the U.S. dollar.  The PBOC also references a band system, whereby the RMB can appreciate or depreciate by up to 0.3% against the previous day's closing US$ price.  This change is reflected in the August 31st 2005 statements.

L. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

M. REVENUE RECOGNITION RETURNS.

The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to PRC law, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. The Company generally recognizes product sales when the product is shipped. In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received by the Company. The Company does not yet have a historical basis for determining a rate of return on products sold, though returns are expected to be minimal as the Company will be selling a commodity type product with established international standards, and will follow rigorous internal quality control systems and procedures.

N. EMPLOYEES' BENEFITS AND PENSION OBLIGATIONS

The PRC and local governmental bodies mandate that certain contributions are made to the government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on the basic salaries and wages of qualifying employees. For example, the Zibo City Municipal Government mandates that all enterprises established in Zibo contribute to a retirement insurance fund administered by the Zibo City Municipal Government at a rate of 23% of the basic salaries of the Company’s PRC staff. The cost of these benefits and pension obligations will be charged to the Statements of Operations, as required. While the Company has made payments of required insurances for its personnel, Company is not in full compliance with the requirements for all of its employees. Company has calculated the costs to fully comply with the government regulations and has established a liability to provide for the eventual payment of these expenses.

O. COMPREHENSIVE INCOME / (LOSS)

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income or loss to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The element of this standard having the most direct affect on the Company is foreign currency translation.

P. INCOME TAXES

The Company follows the assets and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the expected deferred tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. A valuation allowance is required when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

For operations in China, under the laws promulgated to Sino-Foreign joint ventures, the Company is entitled to certain benefits. In summary, the joint venture company is entitled to a two year tax holiday beginning with the first year of profitable operations. Moreover, the joint venture will be obligated to pay income taxes at only half of the statutory rate in effect over the subsequent three years. In total, the joint venture will enjoy special tax benefits over a five year period.

Q. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of other receivables and other receivables – related party. The Company performs ongoing credit evaluations with respect to the financial condition of the parties involved in these transactions, but does not require collateral. In order to determine the value of the Company’s other receivables, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding other receivables.

R. RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations when incurred and included in operating expenses. No amounts for research and development costs have been charged in the periods up to and including August 31, 2005.

S. ADVERTISING COSTS

The Company recognizes advertising expenses in accordance with Statement of Position 93.7 “Reporting on Advertising Costs” and EITF 09-09. As such, the Company expenses the cost of advertising in the period in which the advertising space or airtime is used. The amounts charged in years ending May 31, 2005 and 2004 and quarters ending August 31, 2005 and 2004 were as follows:

(US$)	May 31 2005	May 31 2004	Aug 31 2005	Aug 31 2004

Advertising Costs	27,823	14,347	163,391	26,429

T. NEW ACCOUNTING PRONOUNCEMENTS

FASB 154 – Accounting Changes and Error Corrections. This statement was issued in May, 2005 and is applicable to fiscal years beginning after December 15, 2005. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This pronouncement will have limited effect, if any, and does not apply to the Company until its fiscal year beginning June 1, 2006.

FASB 153 – Exchanges of Non-monetary Assets, an Amendment of APB 29. This policy was issued in December, 2004. The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Opinion 29 provided an exception to the basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some non-monetary exchanges, although commercially substantive, be recorded on a carryover basis. This Statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance—that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. Moreover, in making that amendment, the Board decided to use language that is similar to that used in IAS 16, noting that doing so would promote more consistent application of the requirements of those standards. This pronouncement will have limited effect, if any, to the Company as it would not expect to exploit any exceptions to the fair value principal for exchanges. The Company also notes that this policy would not be applicable to the Company until its fiscal year beginning June 1, 2006.

FASB 152 - This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement would have no affect on the Company, which anticipates no transactions in connection with the real estate time-sharing industry.

FASB 151 - This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company has adopted a policy of allocating fixed production overheads that is consistent with this Statement.

FASB 123r - This Statement is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, Employers’ Accounting for Employee Stock Ownership Plans. The Company may use stock-based compensation but only to a limited extent. It will follow the guidelines of this Statement as a matter of policy.

5. OTHER RECEIVABLES

The Company’s other receivables at May 31, 2005 and 2004, and August 31, 2005 and 2004, are summarized as follows:

(US$)
Current Assets	May 31 2005	May 31 2004	Aug 31 2005	Aug 31 2004

Other Receivables	4,910,629	1,857,419	9,154,592	1,946,345
Other Receivables - Related Party	23,579,287	6,697,647	14,775,562	12,034,517
Less: Allowance for doubtful accounts	0	0	0	0

Other Receivables, Net	28,489,916	8,555,066	23,930,154	13,980,862

Allowance for doubtful accounts was zero as at May 31, 2005 and 2004, and at August 31, 2005 and 2004.

Although lending between companies, especially related parties is a common occurrence in China, the practice is technically contrary to regulations, which provide that only lending institutions are permitted to extend loans to companies.

6. INVENTORIES

(US$)
	May 31 2005	May 31 2004	Aug 31 2005	Aug 31 2004

Inventories	0	0	0	0

The Company had no inventories as at May 31, 2005 and 2004, and at August 31, 2005 and 2004.

7. PREPAID EXPENSES

(US$)
	May 31 2005	May 31 2004	Aug 31 2005	Aug 31 2004

Prepaid Expenses	18,004	62,525	7,839,286	153,365

The increase in prepaid expenses from May 31, 2005 to August 31, 2005 was principally in connection with the procurement of construction materials.

8. PROPERTY, PLANT AND EQUIPMENT

Fixed Assets	May 31, '05	May 31, '04	Aug 31, '05	Aug 31, '04
Building	773,665	773,665	1,067,419	773,665
Machinery	666,118	614,745	681,347	614,745
Vehicles	317,021	146,800	329,549	142,732
Office Equipment	170,578	126,887	200,095	132,885
Land Use Rights (net of amort.)	4,563,792	4,560,088	4,591,460	4,537,057
Construction Materials	57,056	46,399	60,746	44,635
Construction in Progress	58,880,411	50,309,033	65,971,781	51,501,739

Cost	65,428.641	56,577,617	72,902,397	57,747,458

Less: Accumulated Depreciation
Building	25,789	-	32,893	6,447
Machinery	64,916	12,167	95,648	27,536
Vehicles	36,558	19,986	76,931	30,120
Office Equipment	27,158	7,540	44,789	14,427
Construction Materials	-	-	-	-
Construction in Progress	-	-	-	-
Accumulated Depreciation	154,420	39,692	250,261	78,529

Net Book Value
Building	747,876	773,665	1,034,526	767,218
Machinery	601,202	602,578	585,699	587,209
Vehicles	280,463	126,814	252,618	112,612
Office Equipment	143,420	119,347	155,306	118,458
Land Use Rights	4,563,792	4,560,088	4,591,460	4,537,057
Construction Materials	57,056	46,399	60,746	44,635
Construction in Progress	58,880,411	50,309,033	65,971,781	51,501,739

Long-Term Assets - Net	65,274,221	56,537,925	72,652,136	57,668,929

Total depreciation expense for the years ended May 31, 2005 and 2004 was US$ 114,728 and US$ 36,232, respectively. Total depreciation expense for the quarters ended August 31, 2005 and 2004 was US$ 95,841 and US$ 38,837, respectively. The Company had total capitalized interest for the years ended May 31, 2005 and 2004 of $2,743,719 and $1,242,006, respectively. The Company had total capitalized interest for the quarters ended August 31, 2005 and 2004 of $3,086,281 and $1,764,701, respectively.

Land Use Rights

The Company has land use certificates corresponding to 284.08 mu (189,387 square meters) of the approximately 352,000 square meters it occupies in the Municipality of Zibo. In connection with the partial area of 189,387 square meters, the Company made a down payment of RMB 15 million (US$ 1,812,338) and had outstanding balances as at May 31, 2005 and August 31, 2005 of US$ 590,291 and US$ 602,335, respectively. Under the terms of a verbal agreement between the parties, the Company can satisfy the outstanding obligations, as well as any potential future consideration that may be sought, through a mechanism of offsets against value added tax (“VAT”) remittances. Notwithstanding the intention of the Company to utilize the offset mechanism, Company has set up a liability account for the full amount of the above mentioned outstanding balances.

Land use rights are amortized using the straight-line method over a period of 50 years. The land use rights and accumulated depreciation are summarized for the four balance sheet dates, as follows:

	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004

Land Use Rights	$ 4,704,939	$ 4,606,149	$ 4,757,990	$ 4,606,149

Less: Accumulated Amortization	$ 141,147	$ 46,061	$ 166,530	$ 69,092

Land Use Rights - Net	$ 4,563,792	$ 4,560,088	$ 4,591,460	$ 4,537,057

In the event that an extension on land rights cannot be negotiated between the parties, the residual value would be zero. The estimated amortization expense for the next five years is $95, 000 per annum.

The Municipality has stated that it will issue land use certificates covering the full occupied area following a land survey. Since the current understanding between the parties has not been formalized in a written agreement, there is a risk that the ZIBO High New Technology Property Development Zone Management Committee will change its position and seek direct consideration from the Company for the land area occupied that is above and beyond the original area of 189,387 square meters. To address this possibility, the Company recorded a liability of $2.1 million affecting all of the reporting periods, which represents a purchase price of RMB 70,000 per Mu (1 Mu = 666.667 square meters).

9. BANK INDEBTEDNESS AND NOTES PAYABLE

Bank Loans & Short Term Loans

(US$)			As at	As at	As at	As at
Bank	Period	Interest Rate	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004
CITIC Bank	Jan 27,2005 - Nov 27, 2005	6.138% pa	1,208,226
CITIC Bank	Mar 2, 2005 - Oct 18, 2005	6.138% pa	1,208,226
CITIC Bank	Mar 23, 2005 - Sep 26, 2005	6.138% pa	1,208,226
CITIC Bank	Apr 14, 2005 - Oct 14, 2005	5.22% pa	894,086
Zibo Commercial	Feb 2, 2005 - Jan 10, 2006	8.37% pa	3,624,677
Zibo Commercial	Aug 17, 2004 - Aug 3, 2005	7.965% pa	2,416,451

CITIC Bank	Mar 18, 2004 - Mar 18, 2005	5.31% pa		3,624,676

CITIC Bank	Mar 18, 2004 - Mar 18, 2005	5.31% pa				3,624,677
Zibo Commercial	Aug 17, 2004 - Aug 3, 2005	7.965% pa				2,416,451

CITIC Bank	Jan 27,2005 - Nov 27, 2005	6.138% pa			1,232,878
CITIC Bank	Mar 2, 2005 - Oct 18, 2005	6.138% pa			1,232,878
CITIC Bank	Mar 23, 2005 - Sep 26, 2005	6.138% pa			1,232,878
CITIC Bank	Apr 14, 2005 - Oct 14, 2005	5.22% pa			912,330
Zibo Commercial	Feb 2, 2005 - Jan 10, 2006	8.37% pa			3,698,635
Zibo Commercial	Aug 8, 2005 - Jul 24, 2006	8.37% pa			2,465,758
Total Bank Loans Outstanding			10,559,892	3,624,676	10,775,357	6,041,128

As of May 31, 2005 and 2004, The Company had several outstanding bank loans and short-term loans at the subsidiary level, which were used primarily to fund operations. The loans, which had a cumulative balance of US$10,559,892 and US$ 3,624,676 for each respective year, carried interest rates ranging from 5.22% p.a. to 8.37% p.a., and having maturity dates ranging from 6 to 12 months. As at May 31, 2005, each loan, except for a bank loan of US$ 894,086 secured by a US dollar deposit of $1,000,000, is guaranteed by related parties.  No related parties are receiving compensation for acting as guarantors.

As at August 31, 2005 and 2004 the Company had several outstanding bank loans and short-term loans at the subsidiary level, which were used primarily to fund operations. The loans, which had a cumulative balance of US$ 10,775,357 and US$ 6,041,128 for each respective quarter, carried interest rates ranging from 5.22% p.a. to 8.37% p.a., and having maturity dates ranging from 6 to 11 months.  As at August 31, 2005, each loan, except for a bank loan of US$ 894,086 secured by a US dollar deposit of $1,000,000, is guaranteed by related parties.  No related parties are receiving compensation for acting as guarantors.

Notes Payable, Other

(US$)		As at	As at	As at	As at
Bank	Period	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004
CITIC Bank	Jan 26, 2005 - Jul 26, 2005	1,147,814
CITIC Bank	Apr 20,2005 - Oct 20, 2005	1,208,226
Zibo Commercial	Dec 16, 2004 - Jun 8, 2005	3,020,564
Zibo Commercial	Apr 15, 2005 - Oct 12, 2005	1,812,338

CITIC Bank	Mar 17,2004 - Jun 17,2004		2,416,450
CITIC Bank	Mar 18,2004 - Jun 18,2004		1,208,226

CITIC Bank	Apr 20, 2005 - Oct 20, 2005			1,232,878
Zibo Commercial	Apr 15, 2005 - Oct 12, 2005			1,849,318
Zibo Commercial	Jun 8, 2005 - Dec 6, 2005			3,082,196

Zibo Commercial	May 27, 2004 - Nov 27, 2004				3,624,676
Zibo Commercial	Jun 11, 2004 - Oct 15, 2004				604,113
Zibo Commercial	Jun 11, 2004 - Oct 20, 2004				604,113
Zibo Commercial	Jun 11, 2004 - Oct 25, 2004				604,113
Total Notes Payable, Other		7,188,942	3,624,676	6,164,392	5,437,015

As of May 31, 2005 and 2004, the Company had four and two outstanding notes payable for each respective year. The notes, which had a cumulative balance of US$ 7,188,942 and US$ 3,624,676 for each respective year, bear no interest, and have maturity dates ranging from 3 to 6 months. The funds were used primarily by related parties whose obligations are booked in other receivables – related parties. These notes can generally be exchanged at a discount for cash with financial institutions.  These notes were secured by the cash – restricted account on the balance sheet.  No related party is receiving compensation for the provision of such notes.

As of August 31, 2005 and 2004, the Company had three and four outstanding notes payable for each respective quarter, which were used primarily by related parties whose obligations are booked in other receivables – related parties. The notes, which had a cumulative balance of US$ 6,164,392 and US$ 5,437,015 for each respective quarter, bear no interest, and have and maturity dates ranging from 3 to 6 months.  These notes can generally be exchanged at a discount for cash with financial institutions. These notes were secured by the cash – restricted account on the balance sheet. No related party is receiving any compensation for the provision of such notes.

Total Other Liabilities

As of May 31, 2005 and 2004, the Company had total Other Liabilities of US$ 63,639,214 and US$ 56,378,858, respectively. As of August 31, 2005 and 2004, the Company had total Other Liabilities of US$ 75,410,789 and US$ 47,806,009, respectively. Total Other Liabilities are comprised chiefly of advances to the Company from related parties.

10. RESERVES

Pursuant to the accounting systems for business enterprises as promulgated by the PRC, the profits of the Company, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses in previous years, and made appropriations to reserve funds, as determined at the discretion of the board of directors in accordance with the PRC accounting standards and regulations.

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company is required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with the relevant PRC regulations and the articles of association of the respective companies, companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50% of the registered capital of the companies.

Net income as reported in the US GAAP financial statements differs from that as reported in the PRC statutory financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory financial statements. If the Company has foreign currency available after meeting its operational needs, the Company may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval and convert such distributions at an authorized bank.

11. SIGNIFICANT CONCENTRATION

The Company anticipates granting credit to its customers, generally on an open account basis. Upon commencement of production, the Company will be able to analyze sales orders and will be in a position at that time to provide an assessment as to concentration of sales amongst the customers.

12. RELATED PARTY TRANSACTIONS

Related party transactions comprise funding transactions between companies that are associated through common Sino ownership. The detail of related party transactions in other receivables and other liabilities are shown in the schedules below:

Other Receivables - Related Parties
(US$)	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004
Zouping Regenerated Resources	18,884,991	6,097,166	14,615,288	11,406,316
Shandong Jiatai	1,685,674	135,557		154,768
Dongying Shengli Zhongya		464,926		473,433
Zouping Jinwang	2,851,553
Shengming Copper	157,069		160,274
Total Other Receivables – Related Parties	23,579,287	6,697,648	14,775,562	12,034,517

Other Liabilities - Related Parties

Shandong Jinpeng	6,786,765	9,610,193	10,008,493	640,203
Shandong Jinwang	14,922,849		16,810,684	15,072,907
Zouping Jinwang		16,180,423	2,658,960	198,149
Zouping Huatong	28,970,051	27,641,003	26,575,129	27,641,003
Zouping Jinyuan	483,290		493,151
Shandong Jiatai			4,305,557
Dongying Shingli Zhongya	7,458,218		6,675,525
Sun Liu James Po			598,784
Subtotal	58,621,174	53,431,619	68,126,283	43,552,262
Interest Payable (Imputed)	3,048,754	1,208,797	3,545,962	1,648,963
Total Other Liabilities – Related Parties	61,669,928	54,640,416	71,672,245	45,201,225

The related party transactions are, for the most part, temporary funding advances, which bear no contractual interest rate. A majority of other receivables – related parties correspond to notes issued by SQSS where proceeds were used by related parties. The Company imputes an interest rate of 4.5% against the average net liability.

13. CONTINGENCIES AND COMMITMENTS

A.

CONTINGENCIES

The Company has no contingencies to report.

B.

COMMITMENTS

The Company has commitments to various suppliers and contractors amounting to $12,879,288 and $11,711,000 as at August 31, 2005 and May 31, 2005, respectively. These outstanding commitments are contemplated to be funded February 28, 2006. The fulfillment of these commitments will allow for the completion of the casting mill and the strip line of the stainless steel mill.

14. SUBSEQUENT EVENTS

On September 30, 2005, the Company received a loan from a Zibo Commercial Bank in the amount of RMB 180,000,000. The loan is due on September 5, 2006 and accrues an interest rate of 0.465% per month. The funds were used for consolidation of existing debt, payments against accounts payable and for equipment purchases and ongoing construction of the facilities. The loan was guaranteed by Related Parties. Terra Nostra Resources Corp. did not provide any guarantees for this loan.

On October 7, 2005, as filed on Form 8-K October 10, 2005, Terra Nostra Resources and Shandong Jinpeng Copper Co Ltd. (“SJCC”) entered into an Amended and Restated Joint Venture Contract, whereby the combination of fixed assets contributed to the Copper Joint Venture Shandong Terra-Nostra Jinpeng Metallurgical Co. Ltd. (“STJMC”) by SJCC was modified to lessen the tax impact of the transaction on SJCC. The contributed fixed assets remain comprised of certain fixed assets utilized in the production of copper, including equipment, buildings, production lines, property use and other fixed assets, but with certain electrolytic and value-added copper production capacity being substituted with other productive assets under construction capable of producing up to 80,000 MT of electrolytic copper upon completion on an annual basis, yielding a revised aggregate gross annual productive capacity of the fixed assets contributed to STJMC by all of the contributing companies of 130,000 MT of electrolytic copper, 20,000 MT of low-oxygen rod, 15,000 MT of no-oxygen copper rod and related products, as well as operational facilities for the collection of copper and stainless steel scrap, and production facilities for the extraction of gold and silver, the quantity of which is a function of the varying composition of the raw feedstock. The required capital contribution by the Company to STJMC of US$ 27,234,000 remains as previously reported.

SQSS made an advance of RMB 10 million (approximately $1.2 million) to a company called Zibo Binyuan Economic and Trading Co. Ltd. ("ZBETC") in March, 2004. ZBETC used the funds to invest in Shandong Jia Tai Petro-Chemical Co. ("SJPC"), a related party. SQSS recorded this amount in Other Receivables. On October 13, 2005, SQSS accepted the investment in SJPC in lieu of cash payment to relieve the Other Receivable.

Through to December 31, 2005, Terra Nostra issued 3,220,000 shares of common stock through private placements, and 3,200,000 warrants, raising a total gross amount of $8,050,000, and a net amount after commission of $7,245,000.  The Corporation is authorized to issue 100 million shares of common stock at a par value of $0.001 and had 43,450,448 shares of common stock issued and outstanding as of December 31, 2005, and 3,574,194 warrants.

Subsequent to August 31, 2005, Terra Nostra made additional capital contributions to Shandong Quanxin Stainless Steel Co Ltd, totaling $5,850,000. The Company’s remaining capital contribution obligation is $6,716,000.

SHANDONG QUANXIN STAINLESS STEEL CO. LTD.

FINANCIAL REPORTS

AT

MAY 31, 2005 and 2004 (Audited) and

AUGUST 31, 2005 and 2004 (Unaudited)

SHANDONG QUANXIN STAINLESS STEEL CO. LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

  and Shareholders of

Shandong Quanxin Stainless Steel Co. Ltd.

We have audited the accompanying balance sheets of Shandong Quanxin Stainless Steel Co. Ltd. as of May 31, 2005 and 2004, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the  financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ ROTENBERG & CO. LLP

Rotenberg & Co., LLP

Rochester, New York

October 17, 2005

Shandong Quanxin Stainless Steel Co. Ltd.

Balance Sheet

As at May 31, 2005 and 2004 (Audited) and

August 31, 2005 and 2004 (Unaudited)

US$

(US$)	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004
Current Assets
Cash	95,361	87,220	110,829	127,521
Cash - Restricted	4,926,735	3,624,690	3,856,289	5,799,496
Other Receivables, Net	4,910,629	1,857,419	9,154,592	1,946,345
Other Receivables - Related Party	23,579,287	6,697,647	14,775,562	12,034,517
Prepaid Expenses	17,666	54,208	7,836,986	150,621
Total Current Assets	33,529,678	12,321,184	35,734,258	20,058,500

Long-Term Assets
PP&E	1,927,382	1,662,097	2,278,410	1,664,027
Less Accumulated Depreciation	(154,420)	(39,692)	(250,261)	(78,529)
Construction Materials	57,056	46,399	60,746	44,635
Construction in Progress	58,880,411	50,309,033	65,971,781	51,501,739
Land Use Rights	4,563,792	4,560,088	4,591,460	4,537,057
Total Long-Term Assets	65,274,221	56,537,925	72,652,136	57,668,929

Total Assets	98,803,899	68,859,109	108,386,394	77,727,429

Liabilities and Shareholders' Equity

Current Liabilities
Bank Loans, Short Term	10,559,892	3,624,676	10,775,357	6,041,128
Notes Payable, Other	7,188,942	3,624,676	6,164,392	5,437,015
Land Use Rights Payable	590,291	590,291	602,335	590,291
Construction Costs Payable	3,748,328	3,526,516	3,645,856	3,759,743
Other Liabilities	1,842,620	1,738,442	3,611,878	2,604,784
Other Liabilities - Related Party	61,669,928	54,640,416	71,070,093	45,201,225
Total Current Liabilities	85,600,001	67,745,017	95,869,911	63,634,186

Land Use Rights Payable	2,105,000	2,105,000	2,105,000	2,105,000
Total Long Term Liabilities	2,105,000	2,105,000	2,105,000	2,105,000

Shareholders' Equity
Paid In Capital	14,307,385	-	14,307,385	13,307,397
Accumulated Other Comprehensive Income	-	-	291,929	-
Retained Earnings	(3,208,487)	(990.908)	(4,187,831)	(1,319,154)
Total Shareholders' Equity	11,098,898	(990,908)	10,411,483	11,988,243

Total Liabilities and Shareholders' Equity	98,803,899	68,859,109	108,386,394	77,727,429

The accompanying notes are an integral part of these financial statements

Shandong Quanxin Stainless Steel Co. Ltd.

Statements of Operations for the Years Ended May 31, 2005 and 2004 (Audited)

 and Quarters ended August 31, 2005 and 2004 (Unaudited)

	May 31, 2005	May 31, 2004	August 31, 2005	August 31, 2004

Revenues	$ -	$ -	$ -	$ -

Cost of Sales	$ -	$ -	$ -	$ -

Gross Profit	$ -	$ -	$ -	$ -

Expenses:
General and Administrative - China	1,238,238	717,505	428,796	266,378
Depreciation and Amortization	$ 209,814	$ 82,639	$ 121,223	$ 61,868

Total Expenses	$ 1,448,052	$ 800,144	$ 550,019	$ 328,246

Operating Income / (Loss)	$ (1,448,052)	$ (800,144)	$ (550,019)	$ (328,246)

Interest expense	$ 769,527	$ -	$ 429,325	$ -

Income / (Loss) before Income Taxes	$ (2,217,579)	$ (800,144)	$ (979,344)	$ (328,246)

Provision for Income Taxes	$ -	$ -	$ -	$ -

Net Income / (Loss)	$ (2,217,579)	$ (800,144)	$ (979,344)	$ (328,246)
Other Comprehensive Income:
Foreign Currency Translation Adjustment	$ -	$ -	$ 291,191	$ -
Comprehensive Income	$ (2,217,579)	$ (800,144)	$ (688,153)	$ (328,246)

The accompanying notes are an integral part of these financial statements

Shandong Quanxin Stainless Steel Co. Ltd.

Statements of Cash Flows

For The Years Ended May 31, 2005 and 2004 and Quarters Ended Aug 31, 2005 and 2004

(US$)	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004
Net Income	(2,217,579)	(800,144)	(979,344)	(328,246)

Adj. to Reconcile Net Income to Net
Cash from Operating Activities:
Depreciation	114,728	36,578	95,840	38,837
Amortization	95,086	46,061	25,382	23,031

Changes in Assets and Liabilities:
Other Receivables	(3,053,209)	(1,809,090)	(4,243,963)	(88,927)
Other Receivables - Related Party	(16,881,640)	(6,697,647)	8,803,725	(5,336,869)
Prepaid Expenses	36,542	(54,208)	(7,819,320)	(96,413)
Accounts Payable	-	-	-	-
Notes Payable	3,564,265	3,624,677	(1,024,550)	1,812,339
Other Liabilities	104,178	2,329,735	1,769,258	866,342
Other Liabilities - Related Party	7,029,512	47,649,070	9,400,165	(9,439,191)

Net Cash Flows from Operating Activities	(11,208,117)	44,325,032	6,027,193	(12,549,097)

Cash Flows from Investing Activities:
Acquisition of Property, Plant and Equipment	(265,285)	(1,632,833)	(351,028)	(1,930)
Construction Materials	(10,657)	(46,399)	(3,690)	1,764
Construction in Progress	(8,349,566)	(42,020,912)	(7,193,841)	(959,479)
Investment in Intangible Assets	(98,790)	(672,282)	(41,006)	-

Net Cash Flows from Investing Activities	(8,724,298)	(44,372,426)	(7,589,565)	(959,645)

Cash Flows from Financing Activities:
Proceeds from Borrowings	6,935,216	3,624,677	215,465	2,416,452
Cash Pledged to Bank	(1,302,045)	(3,624,690)	1,070,446	(2,174,806)
Capital Contributions	14,307,385	-	-	13,307,397

Net Cash Flows from Financing Activities	19,940,556	(13)	1,285,911	13,549,043

Effect of Change in Exchange Rate	-	-	291,929	-

Net Increase (Decrease) in Cash	8,141	(47,407)	15,468	40,301

Cash - Beginning of Period	87,220	134,627	95,361	87,220

Cash - End of Period	95,361	87,220	110,829	127,521

SUPPLEMENTARY CASH FLOWS DISCLOSURES
Cash Paid For:
Interest	431,283	33,209	278,046	82,529
Income Tax	--	--	--	--

SUPPLEMENTARY DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchasing Construction by Liabilities	221,812	3,526,516	(102,472)	233,227
Purchasing Land Use Rights by Liabilities	-	-	12,044	-

The accompanying notes are an integral part of these financial statements

Shandong Quanxin Stainless Steel Co. Ltd.

Notes to Financial Statements for May 31, 2005 and 2004 and August 31, 2005 and 2004

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

On January 2nd 2005, Shandong Quanxin Stainless Steel Co. Ltd. (“SQSS”) was formed under a Sino-Foreign Joint Venture Contract, whereby Terra Nostra Resources Corp. (“TNRO”), with a total capital contribution commitment of US$13,566,000, inclusive of an initial capital contribution, became a 51% foreign owner and Shandong Jinpeng Copper Co., Ltd. (“SJCC”) became a 49% Sino owner. Under the laws of the People’s Republic of China on Joint Ventures Using Chinese and Foreign Investment, SJCC agreed to contribute certain fixed assets utilized in the production of stainless steel, including equipment, buildings, production lines, property use and other fixed to the joint venture company in exchange for its 49% ownership of the joint venture company.

On September 23, 2005, TNRO announced that SQSS was prepared to commence trial production of the casting mill sometime in October, 2005. The electric-arc furnaces were installed and the installation of the continuous casting line was nearing completion at the time of the announcement. Testing of the furnaces as well as the piping networks, oxygen generation, and power management is ready to be initiated but not yet underway pending build-up of scrap metal stock and other raw materials. For the rolling mill, the major pieces of equipment for the first rolling line have been delivered and installed.

The integrated stainless steel plant, operating out of Zibo City, employs electric-arc furnaces in its casting mill designed with initial production capacity of 180,000 MT. The downstream rolling mill is to be phased in over the next two years having a design capacity comprising 60,000 MT of stainless steel strip, 30,000 MT of stainless steel welded tube, and 90,000 MT of stainless steel rod.

SQSS is subject to the consideration and risks of operating in the People’s Republic of China (“PRC”). These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC. The economy of the PRC differs significantly from the economies of the western industrialized nations in such respects as structure, level of development, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. The PRC government encourages substantial private economic activities, but this was not the case prior to the early 1990’s.

The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation, for example, have restrained economic expansion in the recent past across several industrial sectors. Similar and continued actions by the PRC government in the future could have a significant adverse effect on economic condition in PRC.

The PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic. There have been many laws and regulations promulgated in recent years dealing with economic matters in general and foreign investment in particular.

The PRC government has been pursuing economic reforms since it first adopted its open-door policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership or the political, economic or social conditions in the PRC. There is also no assurance that SQSS will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

SQSS’ financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and, once operations commence, accounts receivable would be similarly exposed. Cash and cash equivalents are maintained with major banks in the PRC. SQSS’ target customers are primarily located in the PRC; SQSS will periodically perform credit analysis and monitor the financial condition of its customers to minimize credit risk.

Any devaluation of the Renminbi (“RMB”) verses the US dollar may adversely affect SQSS’ financial performance and asset values when measured in terms of the US dollar. Such devaluation could have a material adverse affect on SQSS’ earnings expressed in US dollars. SQSS does not hedge its foreign exchange exposure.

2. BASIS OF PRESENTATION

The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of SQSS for all periods presented.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

A. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and any other highly liquid investments purchased with an original maturity of three months or less. The carrying amounts approximate fair value because of the short-term maturity of those instruments. A portion of SQSS’ cash is restricted cash, which has been pledged to its bank to secure notes payable. This restricted cash is not as liquid as other cash, and has accordingly been given a separate sub-classification in the attached financial statements.

B. ACCOUNTS RECEIVABLE

In order to determine the fair value of the SQSS’ accounts receivable, SQSS will record a provision for doubtful accounts to cover estimated credit losses. Management will review and adjust this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable. SQSS’ policy is to evaluate the credit risk of its customers utilizing historical data and estimates of future performance. SQSS had not commenced production and sales on or before August 31, 2005 and accounts receivable balances were zero as at the reporting balance sheet dates.

C. OTHER RECEIVABLES

SQSS is recording advances to suppliers of goods and services, among other things, as other receivables. These amounts will be reduced as services are rendered, supplies/equipment conveyed, or advances repaid.  In order to determine the fair value of the SQSS’ other receivables, SQSS records a provision for doubtful accounts to cover estimated credit losses. Management will review and adjust this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding other receivables.

D. INVENTORY

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. SQSS will evaluate the net realizable value of its inventories on a regular basis and record a provision for loss to reduce the computed moving-average cost if it exceeds the net realizable value. At the reporting balance sheet dates, there were no inventories held by SQSS.

E. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The estimated useful lives are as follows:

Asset:	Estimated Useful Life:
Buildings	30 years
Plant and machinery	5 - 15 years
Motor vehicles	5 years
Office equipment and furnishings	5 years

When assets are retired or disposed of, the costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statement of operations in the year of disposition.

F. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans, notes payable, approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.

G. CONSTRUCTION IN PROGRESS

Construction in progress represents buildings, machinery and other long-term assets under construction or installation, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of purchase, construction and installation. Construction in progress is reclassified to the appropriate category of long-term assets when completed and ready for use. The management is of the opinion that no impairment loss is considered necessary at either year-end or the three month periods ending August 31st, 2005 and 2004.

H. DEFERRED ASSETS

Deferred assets are payments that will be assigned as expenses in a later period, but that are paid in advance and temporarily set up as assets on the balance sheet. SQSS had no deferred assets as at the reporting dates.

I. RELATED PARTIES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial or operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. See Note 11, Related Party Transactions for breakdown and further discussion.

J. IMPAIRMENT OF LONG-TERM ASSETS

In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", SQSS’ policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate or if the expected future non-discounted cash flows of the business was determined to be less than the carrying value of the assets. If impairment is deemed to exist, the assets will be written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. As of May 31, 2005, and Aug 31, 2005, management expects its long-term assets to be fully recoverable.

K. FOREIGN CURRENCY TRANSLATION

SQSS maintains its books and accounting records in Renminbi ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB to United States dollars ("US$") has been made at the following exchange rates for the respective years and quarters:

May 31, 2005:

         Balance Sheet -           RMB 8.27660 to US$ 1

May 31, 2004:

         Balance Sheet -           RMB 8.27660 to US$ 1

Aug 31, 2005:

         Balance Sheet -           RMB 8.11110 to US$ 1

Aug 31, 2004:

         Balance Sheet -           RMB 8.27660 to US$ 1

Foreign currency transactions in RMB are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at the balance sheet date. Non-monetary transactions are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses, if any, are included in other comprehensive income.

In translating the financial statements of SQSS from its functional currency into its reporting currency in US$, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments, if any, resulting from the translation are included in Accumulated

Other Comprehensive Income/Loss in stockholder's equity.

The RMB is not readily convertible into United States dollars or other foreign currencies. No representation is made that the RMB amounts could have been or could be converted into United States dollars or any other currency at that rate or any other rate.  The foreign exchange rate between the United States dollar and the RMB has been stable at approximately 1 RMB to US$ 0.1205 for the last few years, until July 21, 2005, when the People's Bank of China (“PBOC”) announced two changes in the RMB exchange rate regime, both effective on that date.  First, the central parity rate against the U.S. dollar has been changed to RMB 8.11=US$1 (i.e., an immediate 2% revaluation from the previous rate of around RMB 8.278=US$1), and going forward, the RMB will follow a basket of currencies (including the U.S. dollar, the euro, the yen and other major currencies) rather than exclusively the U.S. dollar.  The PBOC also references a band system, whereby the RMB can appreciate or depreciate by up to 0.3% against the previous day's closing US$ price.  This change is reflected in the August 31st 2005 statements.

L. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

M. REVENUE RECOGNITION RETURNS.

SQSS recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to PRC law, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. SQSS generally recognizes product sales when the product is shipped. In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received by SQSS. SQSS does not yet have a historical basis for determining a rate of return on products sold, though returns are expected to be minimal as SQSS will be selling a commodity type product with established international standards, and will follow rigorous internal quality control systems and procedures.

N. EMPLOYEES' BENEFITS AND PENSION OBLIGATIONS

The PRC and local governmental bodies mandate that certain contributions are made to the government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on the basic salaries and wages of qualifying employees. For example, the Zibo City Municipal Government mandates that all enterprises established in Zibo contribute to a retirement insurance fund administered by the Zibo City Municipal Government at a rate of 23% of the basic salaries of SQSS’ PRC staff. The cost of these benefits and pension obligations will be charged to the Statements of Operations, as required. While SQSS has made payments of required insurances for its personnel, SQSS is not in full compliance with the requirements for all of its employees. SQSS has calculated the costs to fully comply with the government regulations and has established a liability to provide for the eventual payment of these expenses.

O. COMPREHENSIVE INCOME / (LOSS)

SQSS has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income or loss to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The element of this standard having the most direct affect on SQSS is foreign currency translation.

P.  INCOME TAXES

SQSS follows the assets and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the expected deferred tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. A valuation allowance is required when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

For operations in China, under the laws promulgated to Sino-Foreign joint ventures, SQSS is entitled to certain benefits. In summary, the joint venture company is entitled to a two year tax holiday beginning with the first year of profitable operations. Moreover, the joint venture will be obligated to pay income taxes at only half of the statutory rate in effect over the subsequent three years. In total, the joint venture will enjoy special tax benefits over a five year period.

Q. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject SQSS to significant concentrations of credit risk consist primarily of other receivables and other receivables – related party. SQSS performs ongoing credit evaluations with respect to the financial condition of the parties involved in these transactions, but does not require collateral. In order to determine the value of SQSS’ other receivables, SQSS records a provision for doubtful accounts to cover probable credit losses. At the applicable reporting periods, Management’s opinion is that the balances of other receivables and other receivables – related party are fully recoverable. Management will review and adjust this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding other receivables.

R. RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations when incurred and included in operating expenses. No amounts for research and development costs have been charged in the periods up to and including August 31, 2005.

S. ADVERTISING COSTS

The Company recognizes advertising expenses in accordance with Statement of Position 93.7 “Reporting on Advertising Costs” and EITF 09-09. As such, the Company expenses the cost of advertising in the period in which the advertising space or airtime is used. The amounts charged in years ending May 31, 2005 and 2004 and quarters ending August 31, 2005 and 2004 were as follows:

(US$)
	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004

Advertising Costs	27,823	14,347	28,391	26,429

T. NEW ACCOUNTING PRONOUNCEMENTS

FASB 154 – Accounting Changes and Error Corrections. This statement was issued in May, 2005 and is applicable to fiscal years beginning after December 15, 2005. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This pronouncement will have limited effect, if any, and does not apply to SQSS until its fiscal year beginning June 1, 2006.

FASB 153 – Exchanges of Non-monetary Assets, an Amendment of APB 29. This policy was issued in December, 2004. The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Opinion 29 provided an exception to the basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some non-monetary exchanges, although commercially substantive, be recorded on a carryover basis. This Statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance—that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. Moreover, in making that amendment, the Board decided to use language that is similar to that used in IAS 16, noting that doing so would promote more consistent application of the requirements of those standards. This pronouncement will have limited effect, if any, to SQSS as it would not expect to exploit any exceptions to the fair value principal for exchanges. SQSS also notes that this policy would not be applicable to SQSS until its fiscal year beginning June 1, 2006.

FASB 152 - This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement would have no affect on SQSS, which anticipates no transactions in connection with the real estate time-sharing industry.

FASB 151 - This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SQSS has adopted a policy of allocating fixed production overheads that is consistent with this Statement.

FASB 123r - This Statement is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, Employers’ Accounting for Employee Stock Ownership Plans. SQSS may use stock-based compensation but only to a limited extent. It will follow the guidelines of this Statement as a matter of policy.

4. OTHER RECEIVABLES

The Company’s other receivables at May 31, 2005 and 2004, and August 31, 2005 and 2004, are summarized as follows:

(US$)
	May 31 2005	May 31 2004	Aug 31 2005	Aug 31 2004
Current Assets
Other Receivables	4,910,629	1,857,419	9,154,592	1,946,170
Other Receivables - Related Party	23,579,287	6,697,647	14,775,562	12,034,517
Less: Allowance for doubtful accounts	0	0	0	0

Other Receivables, Net	28,489,916	8,555,066	23,930,154	13,980,687

Allowance for doubtful accounts was zero as at May 31, 2005 and 2004, and at August 31, 2005 and 2004.

Although lending between companies, especially related parties is a common occurrence in China, the practice is technically contrary to regulations, which provide that only lending institutions are permitted to extend loans to companies.

5. INVENTORIES

(US$)
	May 31 2005	May 31 2004	Aug 31 2005	Aug 31 2004

Inventories	0	0	0	0

SQSS had no inventories as at May 31, 2005 and 2004, and at August 31, 2005 and 2004.

6. PREPAID EXPENSES

(US$)
	May 31 2005	May 31 2004	Aug 31 2005	Aug 31 2004

Prepaid Expenses	17,666	54,208	7,836,986	150,621

The increase in prepaid expenses from May 31, 2005 to August 31, 2005 was principally in connection with the procurement of construction materials.

7. PROPERTY, PLANT AND EQUIPMENT

(US$)	May 31, '05	May 31, '04	Aug 31, '05	Aug 31, '04
Building	773,665	773,665	1,067,419	773,665
Machinery	666,118	614,745	681,347	614,745
Vehicles	317,021	146,800	329,549	142,732
Office Equipment	170,578	126,887	200,095	132,885
Land Use Rights (net of amort.)	4,563,792	4,560,088	4,591,460	4,537,057
Construction Materials	57,056	46,399	60,746	44,635
Construction in Progress	58,880,411	50,309,033	65,971,781	51,501,739

Cost	65,428,641	56,577,617	72,902,397	57,747,458

Less: Accum. Depreciation
Building	25,789	-	32,893	6,447
Machinery	64,916	12,167	95,648	27,536
Vehicles	36,558	19,986	76,931	30,120
Office Equipment	27,158	7,540	44,789	14,427
Construction Materials	-	-	-	-
Construction in Progress	-	-	-	-

Accumulated Depreciation	154,420	39,692	250,261	78,529

Net Book Value
Building	747,876	773,665	1,034,526	767,218
Machinery	601,202	602,578	585,699	587,209
Vehicles	280,463	126,814	252,618	112,612
Office Equipment	143,420	119,347	155,306	118,458
Land Use Rights	4,563,792	4,560,088	4,591,460	4,537,057
Construction Materials	57,056	46,399	60,746	44,635
Construction in Progress	58,880,411	50,309,033	65,971,781	51,501,739

Long-Term Assets - Net	65,274,221	56,537,925	72,652,136	57,668,929

Total depreciation expense for the years ended May 31, 2005 and 2004 was US$ 114,728 and US$ 36,232, respectively. Total depreciation expense for the quarters ended August 31, 2005 and 2004 was US$ 95,841 and US$ 38,837, respectively.

Land Use Rights

SQSS has land use certificates corresponding to 284.08 mu (189,387 square meters) of the approximately 352,000 square meters it occupies in the Municipality of Zibo. In connection with the partial area of 189,387 square meters, SQSS made a down payment of RMB 15 million (US$ 1,812,338) and had outstanding balances as at May 31, 2005 and August 31, 2005 of US$ 590,291 and US$ 602,335, respectively. Under the terms of a verbal agreement between the parties, SQSS can satisfy the outstanding obligations, as well as any potential future consideration that may be sought, through a mechanism of offsets against value added tax (“VAT”) remittances. Notwithstanding the intention of SQSS to utilize the offset mechanism, SQSS has set up a liability account for the full amount of the above mentioned outstanding balances.

Land use rights are amortized using the straight-line method over a period of 50 years. The land use rights and accumulated depreciation are summarized for the four balance sheet dates, as follows:

	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004

Land Use Rights	$ 4,704,939	$ 4,606,149	$ 4,757,990	$ 4,606,149

Less: Accumulated Amortization	$ 141,147	$ 46,061	$ 166,530	$ 69,092

Land Use Rights - Net	$ 4,563,792	$ 4,560,088	$ 4,591,460	$ 4,537,057

In the event that an extension on land rights cannot be negotiated between the parties, the residual value would be zero. The estimated amortization expense for the next five years is $95, 000 per annum.

The Municipality has stated that it will issue land use certificates covering the full occupied area following a land survey. Since the current understanding between the parties has not been formalized in a written agreement, there is a risk that the ZIBO High New Technology Property Development Zone Management Committee will change its position and seek direct consideration from SQSS for the land area occupied that is above and beyond the original area of 189,387 square meters. To address this possibility, SQSS recorded a liability of $2.1 million affecting all of the reporting periods, which represents a purchase price of RMB 70,000 per Mu (1 Mu = 666.667 square meters)

8. BANK INDEBTEDNESS AND NOTES PAYABLE

Bank Loans & Short Term Loans

(US$)			As at	As at	As at	As at
Bank	Period	Interest Rate	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004
CITIC Bank	Jan 27,2005 - Nov 27, 2005	6.138% pa	1,208,226
CITIC Bank	Mar 2, 2005 - Oct 18, 2005	6.138% pa	1,208,226
CITIC Bank	Mar 23, 2005 - Sep 26, 2005	6.138% pa	1,208,226
CITIC Bank	Apr 14, 2005 - Oct 14, 2005	5.22% pa	894,086
Zibo Commercial	Feb 2, 2005 - Jan 10, 2006	8.37% pa	3,624,677
Zibo Commercial	Aug 17, 2004 - Aug 3, 2005	7.965% pa	2,416,451

CITIC Bank	Mar 18, 2004 - Mar 18, 2005	5.31% pa		3,624,676

CITIC Bank	Mar 18, 2004 - Mar 18, 2005	5.31% pa				3,624,677
Zibo Commercial	Aug 17, 2004 - Aug 3, 2005	7.965% pa				2,416,451

CITIC Bank	Jan 27,2005 - Nov 27, 2005	6.138% pa			1,232,878
CITIC Bank	Mar 2, 2005 - Oct 18, 2005	6.138% pa			1,232,878
CITIC Bank	Mar 23, 2005 - Sep 26, 2005	6.138% pa			1,232,878
CITIC Bank	Apr 14, 2005 - Oct 14, 2005	5.22% pa			912,330
Zibo Commercial	Feb 2, 2005 - Jan 10, 2006	8.37% pa			3,698,635
Zibo Commercial	Aug 8, 2005 - Jul 24, 2006	8.37% pa			2,465,758
Total Bank Loans Outstanding			10,559,892	3,624,676	10,775,357	6,041,128

As of May 31, 2005 and 2004, SQSS had several outstanding bank loans and short-term loans, which were used primarily to fund operations. The loans, which had a cumulative balance of US$10,559,892 and US$ 3,624,676 for each respective year, carried interest rates ranging from 5.22% p.a. to 8.37% p.a., and having maturity dates ranging from 6 to 12 months. As at May 31, 2005, each loan, except for a bank loan of US$ 894,086 secured by a US dollar deposit of $1,000,000, is guaranteed by related parties.  No related parties are receiving compensation for acting as guarantors.

As at August 31, 2005 and 2004 SQSS had several outstanding bank loans and short-term loans, which were used primarily to fund operations. The loans, which had a cumulative balance of US$ 10,775,357 and US$ 6,041,128 for each respective quarter, carried interest rates ranging from 5.22% p.a. to 8.37% p.a., and having maturity dates ranging from 6 to 11 months.  As at August 31, 2005, each loan, except for a bank loan of US$ 894,086 secured by a US dollar deposit of $1,000,000, is guaranteed by related parties.  No related parties are receiving compensation for acting as guarantors.

Notes Payable, Other

(US$)		As at	As at	As at	As at
Bank	Period	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004
CITIC Bank	Jan 26, 2005 - Jul 26, 2005	1,147,814
CITIC Bank	Apr 20,2005 - Oct 20, 2005	1,208,226
Zibo Commercial	Dec 16, 2004 - Jun 8, 2005	3,020,564
Zibo Commercial	Apr 15, 2005 - Oct 12, 2005	1,812,338

CITIC Bank	Mar 17,2004 - Jun 17,2004		2,416,450
CITIC Bank	Mar 18,2004 - Jun 18,2004		1,208,226

CITIC Bank	Apr 20, 2005 - Oct 20, 2005			1,232,878
Zibo Commercial	Apr 15, 2005 - Oct 12, 2005			1,849,318
Zibo Commercial	Jun 8, 2005 - Dec 6, 2005			3,082,196

Zibo Commercial	May 27, 2004 - Nov 27, 2004				3,624,676
Zibo Commercial	Jun 11, 2004 - Oct 15, 2004				604,113
Zibo Commercial	Jun 11, 2004 - Oct 20, 2004				604,113
Zibo Commercial	Jun 11, 2004 - Oct 25, 2004				604,113
Total Notes Payable, Other		7,188,942	3,624,676	6,164,392	5,437,015

As of May 31, 2005 and 2004, SQSS had four and two outstanding notes payable for each respective year. The notes, which had a cumulative balance of US$ 7,188,942 and US$ 3,624,676 for each respective year, bear no interest, and have maturity dates ranging from 3 to 6 months. The funds were used primarily by related parties whose obligations are booked in other receivables – related parties. These notes can generally be exchanged at a discount for cash with financial institutions.  These notes were secured by the cash – restricted account on the balance sheet.  No related party is receiving compensation for the provision of such notes.

As of August 31, 2005 and 2004, SQSS had three and four outstanding notes payable for each respective quarter, which were used primarily by related parties whose obligations are booked in other receivables – related parties. The notes, which had a cumulative balance of US$ 6,164,392 and US$ 5,437,015 for each respective quarter, bear no interest, and have and maturity dates ranging from 3 to 6 months.  These notes can generally be exchanged at a discount for cash with financial institutions. These notes were secured by the cash – restricted account on the balance sheet. No related party is receiving any compensation for the provision of such notes.

Total Other Liabilities

As of May 31, 2005 and 2004, SQSS had total Other Liabilities of US$ 63,512,548 and US$ 56,378,858, respectively. As of August 31, 2005 and 2004, SQSS had total Other Liabilities of US $74,681,971 and US $47,806,009, respectively. Total Other Liabilities are comprised chiefly of advances to SQSS from related parties. See Note 11, Related Party Transactions.

9. RESERVES

Pursuant to the accounting systems for business enterprises as promulgated by the PRC, the profits of SQSS, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses in previous years, and made appropriations to reserve funds, as determined at the discretion of the board of directors in accordance with the PRC accounting standards and regulations.

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, SQSS is required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with the relevant PRC regulations and the articles of association of the respective companies, companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50% of the registered capital of the companies.

Net income as reported in the US GAAP financial statements differs from that as reported in the PRC statutory financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory financial statements. If SQSS has foreign currency available after meeting its operational needs, SQSS may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval through the State Administration of Foreign Exchange (“SAFE”) and convert such distributions at an authorized bank.

10. SIGNIFICANT CONCENTRATION

SQSS anticipates granting credit to its customers, generally on an open account basis. Upon commencement of production, SQSS will be able to analyze sales orders and will be in a position at that time to provide an assessment as to concentration of sales amongst the customers.

11. RELATED PARTY TRANSACTIONS

Related party transactions comprise funding transactions between companies that are associated through common Sino ownership. The detail of related party transactions in other receivables and other liabilities are shown in the schedules below:

Other Receivables - Related Parties
	As At	As At	As At	As At
(US$)	May 31, 2005	May 31, 2004	Aug 31, 2005	Aug 31, 2004

Zouping Regenerated Resources	18,884,991	6,097,166	14,615,288	11,406,316
Shandong Jiatai	1,685,674	135,557		154,768
Dongying Shengli Zhongya		464,926		473,433
Zouping Jinwang	2,851,553
Shengming Copper	157,069	--	160,274	--
Total Other Receivables –Related Parties	23,579,287	6,697,648	14,775,562	12,034,517

Other Liabilities - Related Parties

Shandong Jinpeng	6,786,765	9,610,193	10,008,493	640,203
Shandong Jinwang	14,922,849		16,810,684	15,072,907
Zouping Jinwang		16,180,423	2,658,960	198,149
Zouping Huatong	28,970,051	27,641,003	26,575,129	27,641,003
Zouping Jinyuan	483,290		493,151
Shandong Jiatai			4,305,557
Dongying Shingli Zhongya	7,458,218		6,675,525
Subtotal	58,621,174	53,431,619	67,527,499	43,552,262
Interest Payable (Imputed)	3,048,754	1,208,797	3,542,594	1,648,963
Total Other Liabilities – Related Parties	61,669,928	54,640,416	71,070,093	45,201,225

The related party transactions are, for the most part, temporary funding advances, which bear no contractual interest rate. A majority of other receivables – related parties correspond to notes issued by SQSS where proceeds were used by related parties. SQSS imputes an interest rate of 4.5% against the average net liability.

12. CONTINGENCIES AND COMMITMENTS

A.

CONTINGENCIES

SQSS has no contingencies to report.

B.

COMMITMENTS

SQSS has commitments to various suppliers and contractors amounting to $12,879,288 and $11,711,000 as at August 31, 2005 and May 31, 2005, respectively. These outstanding commitments are contemplated to be funded by February 28, 2006. The fulfillment of these commitments will allow for the completion of the casting mill and strip line of the stainless steel mill.

13. SUBSEQUENT EVENTS

On September 30, 2005, SQSS received a loan from a Zibo Commercial Bank in the amount of RMB 180,000,000. The loan is due September 5, 2006 and accrues an interest rate of 0.465% per month. The funds were used for consolidation of existing debt, payments against accounts payable and for equipment purchases and ongoing construction of the facilities. The loan was guaranteed by Related Parties. Terra Nostra Resources Corp. did not provide any guarantees for this loan.

SQSS made an advance of RMB 10 million (approximately $1.2 million) to a company called Zibo Binyuan Economic and Trading Co. Ltd. ("ZBETC") in March, 2004. ZBETC used the funds to invest in Shandong Jia Tai Petro-Chemical Co. ("SJPC"), a related party. SQSS recorded this amount in Other Receivables. On October 13, 2005, SQSS accepted the investment in SJPC in lieu of cash payment to relieve the Other Receivable.

Subsequent to August 31, 2005, SQSS received additional capital contributions from Terra Nostra, totaling $5,850,000. Terra Nostra’s remaining capital contribution obligation is $6,716,000.